As filed with the Securities and Exchange Commission on December 17, 1997
                           Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                USF&G Corporation
             (Exact name of registrant as specified in its charter)

Maryland                                                              52-1220567
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

6225 Centennial Way                                                        21209
Baltimore, Maryland                                                   (Zip Code)
(Address of principal executive offices)

                                Titan 401(k) Plan
                              (Full title of plan)

(Name, address and telephone
number of agent for service)                        (Copy to:)

John A. MacColl, Esquire                            John F. Hoffen, Jr., Esquire
USF&G Corporation                                   USF&G Corporation
6225 Centennial Way                                 6225 Centennial Way
Baltimore, Maryland  21209                          Baltimore, Maryland  21209
(410) 547-3000                                      (410) 547-3000


                         CALCULATION OF REGISTRATION FEE

                                         Proposed maximum     Proposed maximum
Title of Securities to   Amount to be    offering price per   aggregate offering
be registered (1)        registered      share (2)            price
----------------------   -------------   ------------------   ------------------
Common Stock (par        50,000 shares   $21.75               $1,087,500.00
value $2.50 per share)


Amount of
registration fee
----------------
$329.00


         (1) Includes Preferred Share Purchase Rights. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Common Stock.

         (2) Calculated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the daily high and low sale prices of USF&G Corporation Common Stock reported on the New York Stock Exchange on December 11, 1997 (i.e., $21.50). In addition, pursuant to Rule 416(c) of the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. Pursuant to Rule 457(h)(2), no separate fee is required for those interests.

PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



Not required to be included in the Form S-8 pursuant to Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a)  Annual Report on Form 10-K for the year ended December 31, 1996;

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since the end of the fiscal year covered by the registration document referred to in (a) above;

         (c) Description of Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of the Registration Statement from the date of filing of such documents.


Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The legal validity of the shares of Common Stock offered by the Registrant pursuant to this Registration Statement is being passed upon by J. Kendall Huber, Vice President and Deputy General Counsel for the Registrant. As of December 12, 1997, Mr. Huber owns shares of Common Stock and options to acquire such shares aggregating less than 0.1% of the Registrant's outstanding Common Stock.


Item 6.  Indemnification of Directors and Officers.

         The Charter of the Registrant provides for indemnification and limitation of liability of directors and officers of the Registrant as follows:

                  The Corporation shall indemnify (a) its directors to the full extent provided by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

                                      * * *

                  To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

                                      * * *

The Maryland General Corporation Law provides that a corporation may indemnify any director made a party to a proceeding by reason of service in that capacity unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. To the extent that a director has been successful in defense of any proceeding, the Maryland General Corporation Law provides that he shall be indemnified against reasonable expenses incurred in connection therewith. A Maryland corporation may indemnify its officers to the same extent as its directors and to such further extent as is consistent with law.


Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.


              4 Description of Shareholder Rights Plan (incorporated by reference to Form 8-A/A filed March 14, 1997).

              5 Opinion and Consent of Counsel Regarding the Legality of the shares of Common Stock.

                     Pursuant to Item 8 of the Form S-8 and Rule 601(b)(5), in lieu of the requirement to provide as an exhibit an opinion of counsel concerning compliance by the Plan with the requirements of the Employee Retirement Income Security Act of 1974 or determination letter from the Internal Revenue Service that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986 (the "Code"), the Registrant hereby undertakes to submit the Plan to the Internal Revenue Service for such a determination letter in the time required by Section 401(b) of the Internal Revenue Code of 1986 and to make all changes required by the Internal Revenue Service in order to qualify the Plan under
                     Section 401 of the Code.

              15     Acknowledgment of Ernst & Young, LLP

              23.1   Consent of Independent Auditors.

              23.2   Consent of Counsel (included in Exhibit 5 above).

              24     Power of Attorney.


Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  Paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there- unto duly authorized, in the City of Baltimore, State of Maryland on the 12th day of December, 1997.

                                        USF&G CORPORATION

                                        By: /s/ JOHN A. MACCOLL
                                            -------------------
                                                John A. MacColl
                                                Executive Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.



Date:       December 12, 1997
                                            /s/ JOHN A. MACCOLL
                                            -------------------
                                                John A. MacColl
                                                Attorney-In-Fact for
                                                Chairman of the Board,
                                                Chief Executive Officer
                                                and President
                                                (Principal Executive Officer)

Date:       December 12, 1997               /s/ DAN L. HALE
                                            ---------------
                                                Dan L. Hale
                                                Executive Vice President,
                                                Chief Financial Officer
                                                (Principal Financial Officer and
                                                Principal Accounting Officer)


         A majority of the Board of Directors (H. Furlong Baldwin,
Michael J. Birck, Norman P. Blake, Jr., George L. Bunting, Jr., Robert E. Davis, Kenneth M. Duberstein, Dale F. Frey, Robert E. Gregory, Jr., Robert J. Hurst, Paul B. Ingrey, Wilbur G. Lewellen, Larry P. Scriggins, Anne M. Whittemore, and R. James Woolsey).



Date:        December 12, 1997         By:  /s/ JOHN A. MACCOLL
                                            -------------------
                                                John A. MacColl
                                                Attorney-In-Fact


         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrator of the Titan 401(k) Plan has caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on December 12, 1997.

                                       Titan 401(k) Plan
Date:        December 12, 1997         By:  /s/ BRUCE MASSEY
                                            ----------------
                                            Plan Administrator

                                  EXHIBIT INDEX

Exhibit                                                              Sequential
Number   Description                                                 Page Number

4 Description of Shareholder Rights Plan (incorporated by reference to Form 8-A/A filed March 14, 1997).

5        Opinion and Consent of Counsel Regarding the Legality            10
         of the Shares of Common Stock

15       Acknowledgment of Ernst & Young, LLP                             11

23.1     Consent of Independent Auditors                                  12

23.2     Consent of Counsel (included in Exhibit 5 above)                ----

24       Power of Attorney                                                13

                                    EXHIBIT 5




                                December 12, 1997



 USF&G Corporation
 6225 Centennial Way
 Baltimore, Maryland  21209

Ladies and Gentlemen:

         I am the duly elected and acting Vice President- Deputy General Counsel of USF&G Corporation (the "Corporation") and I have acted as counsel to the Corporation in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") registering 50,000 shares of Common Stock, par value $2.50 per share, of the Corporation (the "Common Stock") for issuance pursuant to the Titan 401(k) Plan (the "Plan").

         In this capacity, I have examined (i) the charter and by-laws of the Corporation, (ii) the corporate proceedings authorizing the issuance of 50,000 shares of Common Stock pursuant to the Plan, (iii) the Plan, and (iv) such other documents and instruments as I have considered necessary in the rendering of the opinions hereinafter set forth.

         Based upon the foregoing, I am of the opinion that:

         1. The Corporation has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Maryland.

         2. Upon issuance of shares of Common Stock pursuant to the Plan, such shares will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under Item 5 of this Registration statement.

                                                            Very truly yours,



                                                            /s/ J. Kendall Huber

                                   EXHIBIT 15


                     ACKNOWLEDGMENT OF INDEPENDENT AUDITORS


         We are aware of the incorporation by reference in the Registration Statement (Form S-8) of USF&G Corporation, pertaining to the Titan 401(k) Plan of our reports dated May 14, 1997, August 8, 1997, and November 11, 1997 relating to the unaudited condensed consolidated interim financial statements of USF&G Corporation which are included in its Forms 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, respectively.

         Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.




                                                /s/ ERNST & YOUNG, LLP

Baltimore, Maryland
December 15, 1997

                                  EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of USF&G Corporation, pertaining to the Titan 401(k) Plan of our report dated February 21, 1997, with respect to the consolidated financial statements and schedules of USF&G Corporation included or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                 /s/ ERNST & YOUNG, LLP

Baltimore, Maryland
December 15, 1997

                                   EXHIBIT 24

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned Officers and Directors of USF&G Corporation, a Maryland corporation (the "Corporation"), hereby constitute and appoint Norman P. Blake, Jr., Dan L. Hale and John A. MacColl of Baltimore City, Maryland, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation, a Registration Statement on Form S-8 relating to the proposed issuance of Common Stock and other securities to participants in the Titan 401(k) Plan (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 12th day of December, 1997.



      Signature                                        Title


                                           Director, Chairman of the Board,
/s/ Norman P. Blake, Jr.                   President and Chief Executive Officer
------------------------
    Norman P. Blake, Jr.



                                           Executive Vice President,
                                           Chief Financial Officer and
/s/ Dan L. Hale                            Principal Accounting Officer
---------------
    Dan L. Hale



/s/ H. Furlong Baldwin                     Director
----------------------
    H. Furlong Baldwin




/s/ Michael J. Birck                       Director
--------------------
    Michael J. Birck



/s/ George L. Bunting, Jr.                 Director
--------------------------
    George L. Bunting, Jr.



/s/ Robert E. Davis                        Director
-------------------
    Robert E. Davis




/s/ Kenneth M. Duberstein
-------------------------
    Kenneth M. Duberstein                  Director




/s/ Dale F. Frey                           Director
----------------
    Dale F. Frey



/s/ Robert E. Gregory, Jr.                 Director
--------------------------
    Robert E. Gregory, Jr.



/s/ Robert J. Hurst                        Director
-------------------
    Robert J. Hurst



/s/ Paul B. Ingrey                         Director
------------------
    Paul B. Ingrey



/s/ Wilbur G. Lewellen                     Director
----------------------
    Wilbur G. Lewellen



/s/ Larry P. Scriggins                     Director
----------------------
    Larry P. Scriggins



/s/ Anne M. Whittemore                     Director
----------------------
    Anne M. Whittemore



/s/ R. James Woolsey                       Director
--------------------
    R. James Woolsey